Contacts:
Yvette Rudich (Media)	Kathy Guinnessey (Investors/Analysts)
rudichy@dnb.com	Guinnesseyk@dnb.com
973.921.5986	973.921.5665

D&B Announces Strong Second Quarter Results and Raises 2004 Core Revenue Guidance

•	EPS up 22 Percent Before Non-Core Gains and Charges; Up 17 Percent on a GAAP Basis

•	Core Revenue up 10 Percent (7 Percent before Foreign Exchange); Total Revenue on a GAAP Basis up 5 percent (1 Percent before Foreign Exchange)

•	Announces Another Step of International Strategy with Iberian Market

•	Raises 2004 Core Revenue Guidance; Confirms Previous EPS Guidance Before Non-Core Gains and Charges

Short Hills, NJ –July 19, 2004 — D&B (NYSE: DNB), the leading provider of global business information, tools, and insight today reported results for the second quarter ended June 30, 2004.

“Our results for the second quarter exceeded our expectations and we delivered our fourth consecutive quarter of organic revenue growth. Strong leadership from team members globally and revenue results from our North America and International segments contributed to our second quarter performance,” said Allan Loren D&B chairman and chief executive officer.

“As a result of this strong organic revenue growth we have increased our 2004 core revenue guidance. This increased revenue enabled us to accelerate our international strategy and continue to invest for growth while maintaining our EPS guidance, before non-core gains and charges. I am proud of the leadership demonstrated by our team members and I remain confident that the team will continue to meet our shareholder commitments.”

Second Quarter 2004 Results

The Company reported diluted earnings per share for the quarter, before non-core gains and charges, of $0.61 cents, up 22 percent from $0.50 cents in the prior year quarter. On a GAAP basis, diluted earnings per share were $0.54, up 17 percent from $0.46 cents in the prior year quarter. See attached Schedule 3 for a reconciliation of earnings per share before non-core gains and charges to earnings per share on a GAAP basis.

Core revenue for the quarter was $339.2 million, a 10 percent increase compared with the prior year quarter. Core revenue was up 7 percent before the effect of foreign exchange with all of the increase due to organic growth.

“We are very pleased with our results for the second quarter,” said Steve Alesio, D&B president and chief operating officer. “Our portfolio approach to growing our top line through our four solution sets continues to serve us well. Our continued progress this quarter is due to the power of our DUNSRight™ quality process, which provides our customers with superior business insight.”

The core revenue results reflected the following by product line:

•	Risk Management Solutions revenue of $240.1 million, up 11 percent (up 7 percent before the effect of foreign exchange);

•	Sales & Marketing Solutions revenue of $78.9 million, up 6 percent (up 4 percent before the effect of foreign exchange);

•	Supply Management Solutions revenue of $8.2 million, down 2 percent (down 4 percent before the effect of foreign exchange); and

•	E-Business Solutions revenue of $12.0 million represented the results of Hoover’s, Inc., which was up 49 percent, (including 25 points of growth before the effect of purchase accounting on 2003 results)

Total revenue for the quarter, which included the results of divested businesses, was $349.9 million, a 5 percent increase over total revenue in the year ago quarter, up 1 percent before the effect of foreign exchange. See attached Schedule 2 for a reconciliation of core and total revenue.

Operating income for the second quarter was $72.6 million, up 10 percent from the year ago period, before non-core charges in both years.

The increase was primarily due to higher operating income in North America and International segments as a result of increased revenue. This increase was partially offset by higher corporate expenses than last year, primarily due to investments in re-engineering and to achieve compliance with Sarbanes Oxley requirements.

On a GAAP basis, operating income was $64.6 million, up 6 percent compared with $61.1 million in the same period last year. GAAP results included $8.0 million of non-core charges in 2004 and $4.9 million of non-core charges in 2003 related to the Company’s financial flexibility initiatives.

Net income for the quarter was $45.0 million, up 16 percent from $38.7 million in the prior-year period, before non-core gains and charges in both years. On a GAAP basis, net income was $39.5 million, up 13 percent compared with $35.1 million in the second quarter of 2003. See attached Schedule 3 for a reconciliation of net income before non-core gains and charges to net income on a GAAP basis.

Free cash flow for the first half of 2004 was $117.8 million, up 2 percent. Free-cash flow from the first half of 2003 included $14.0 million of one-time benefits, consisting of $7.0 million of insurance proceeds related to the World Trade Center tragedy and a $7.0 million tax refund related to the spin-off of RH Donnelly in 1996.

The Company ended the quarter with $217.2 million of cash and cash equivalents. See attached Schedule 4 for a reconciliation of free cash flow to net cash provided by operating activities.

Share repurchases during the quarter totaled $26 million, with $88 million repurchased year-to-date under its $200 million share repurchase program. As previously announced, the Company expects to complete this program by year end.

Web revenue was 80% at the end of June, 2004. This was up from 77 percent at the end of March and 76 percent at the end of 2003.

Second Quarter 2004 Segment Results

North America

Total and core revenue for the second quarter was $245.4 million, up 7 percent from $229.3 million in the prior year quarter. North America’s revenue results included:

•	$162.6 million from Risk Management Solutions, up 6 percent;

•	$64.5 million from Sales & Marketing Solutions, up 5 percent;

•	$6.3 million from Supply Management Solutions, down 9 percent; and

•	$12.0 million from E-Business Solutions, which represented the results of Hoover’s, Inc., up 49 percent, (including 25 points of growth before the effect of purchase accounting on 2003 results)

North America’s operating income for the quarter was $73.0 million, up 7 percent from $68.4 million in the prior year quarter. The increase was primarily due to higher revenue and included investments to drive growth.

International

Core revenue for the second quarter was $93.8 million, up 19 percent from $78.8 million in the prior year quarter and up 8 percent before the effect of foreign exchange. These International revenue results included:

•	$77.5 million from Risk Management Solutions, up 21 percent (up 10 percent before the effect of foreign exchange);

•	$14.4 million from Sales & Marketing Solutions, up 7 percent (down 4 percent before the effect of foreign exchange); and

•	$1.9 million from Supply Management Solutions, up 33 percent (up 21 percent before the effect of foreign exchange).

Total revenue for the quarter was $104.5 million, a 1 percent decrease from total revenue in the year ago quarter (down 11 percent before the effect of foreign exchange). Total revenue included the effect of divested businesses.

Operating income for the quarter was $20.2 million compared with operating income of $16.4 million in the prior year quarter. This improvement in profitability was primarily due to a lower expense base associated with the Company’s Financial Flexibility program.

Continues International Strategy

The Company continues to make progress on its international strategy. On a market by market basis, this strategy results in either direct ownership of the business or the formation of strategic relationships, both of which are designed to improve the Company’s competitive position and enhance overall financial performance.

Earlier this year, the Company formed strategic relationships in the Nordic and Central European markets. In a continuation of this strategy, the Company announced today it has signed an agreement to sell its operations in the Iberian market for approximately $11 million to Informa S.A., a leading provider of business information in Spain.

“By establishing partnerships with strong players in local markets, such as Informa S.A. we are able to provide our customers with access to expanded global data coverage. Additionally, we enhance the Company’s DUNSRight™ quality process, while reinforcing the D&B brand,” said Steve Alesio, D&B president and chief operating officer.

In 2003, these Iberian businesses generated $24.0 million in revenues and were marginally unprofitable. The operations have approximately 200 employees, most of whom will transfer to Informa S.A after the transaction is finalized. The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in the fourth quarter. The Company recorded a non-core pre-tax impairment charge of approximately $1.2 million in the second quarter in connection with this transaction. The proceeds expected from this transaction may change based on the value of the net assets of the businesses being sold on the date of closing and fluctuations from foreign exchange rates.

Non-Core Gains and Charges

During the quarter, the Company recorded net pre-tax, non-core charges of $3.6 million as compared to net pre-tax non-core charges of $4.9 million in the second quarter of 2003.

The Company recognized a pre-tax, non-core charge of $8.0 million related to its financial flexibility initiatives in the second quarter of 2004 and was recorded within operating income as Corporate and other expense. During the second quarter of 2004 the Company recorded, within Non-Operating Income (Expense)-Net, a pre-tax, non-core gain of $5.6 million related to the previously announced sale of its operations in Germany, Austria, Switzerland, Poland, Hungary and the Czech Republic. The Company also took a pre-tax, non-core impairment charge of approximately $1.2 million to write down the net assets of Spain and Portugal to their fair market value based on expected proceeds in connection with the anticipated sale of the Company’s Iberian operations. Both the gain and the impairment charge noted above are related to the Company’s international strategy.

In 2003, the Company recorded a pre-tax, non-core charge of $4.9 million in the second quarter related to the fourth phase of its financial flexibility initiative. The charge was recorded within operating income as Corporate and other expense.

D&B’s restructuring charges may be viewed as recurring as they are part of each phase of its financial flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they are not a component of its ongoing income or expense and may have a disproportional positive or negative impact on the results of its ongoing underlying business operations. See “Use of Non-GAAP Financial Measures” below.

Update on Tax Matters

The Company discussed three tax matters in its first quarter 2004 Form 10-Q under Item 3 Legal Proceedings. The Company has reached a basis for settlement with the IRS regarding two of the three pending Tax Matters under the headings “Utilization of Capital Losses – 1989-1990” and “Royalty Expense Deductions – 1993-1997”. These agreements are tentative and will not bind either the IRS or the Company until final settlement agreements are executed.

As previously stated, the Company is appropriately reserved for these matters and accordingly expects no impact to earnings from these settlements. The Company expects to make total cash payments related to these settlements of $49.0- $51.0 million in the second half of the year, once the final settlement agreements are executed.

Full Year 2004 Outlook

The Company revised its previous full-year diluted earnings per share guidance on a GAAP basis to be between $2.77 and $2.87 per share as compared to its previous guidance range of $2.81-$2.92, primarily due to the impact of the Iberia transaction.

This EPS guidance includes net non-core gains and charges of $0.12 to $0.17 per share including:

•	non-core charges of $0.27-$0.32 related to its previously announced Financial Flexibility initiatives and,

•	non-core gains of $0.15 per share related to the implementation of the Company’s international strategy.

There is no impact to EPS guidance from the potential tax settlements previously discussed in this release, as the Company is adequately reserved.

Before non-core gains and charges, the Company confirms its previous expectation for 2004 diluted earnings per share of between $2.94 and $2.99, representing between 16 and 18 percent growth, compared to $2.54 before net non-core charges of 24 cents per share in 2003.

Given strong year-to-date revenue results coupled with expectations for the remainder of 2004, the Company increased its guidance for core revenue growth in 2004 to a range of 6 to 8 percent before the effect of foreign exchange. This compares with its previously announced range of 5 to 6 percent. Since D&B is unable to predict the future movements of foreign exchange rates, the Company is unable to provide an outlook for 2004 revenue on a GAAP basis.

The Company has previously announced guidance for 2004 free cash flow of $230 to $245 million, before any potential payments in settlement of tax or legal matters as described in D&B’s first quarter 2004 Form 10-Q. This guidance will be updated for any final settlement of the tax matters discussed on the preceding pages of this release.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. D&B reports core revenue, revenue growth before the effects of foreign exchange, organic revenue growth and each of operating income, net income and diluted earnings per share before non-core gains and charges, and free cash flow. Please see the Company’s Form 8-K dated and filed today with the Securities and Exchange Commission for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors.

Investor Meeting

The Company will host an Investor Meeting to discuss the Company’s progress on their “Blueprint for Growth” strategy on Tuesday, July 20, 2004, beginning at 9:00am EDT. The meeting can be accessed on D&B’s Investor Relations Web site at http://investor.dnb.com.

A replay of the presentation, and other related information, will be available within 24 hours of the conclusion of the meeting at http://investor.dnb.com.

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About D&B

D&B (NYSE: DNB), the leading provider of global business information, tools, and insight, has enabled customers to Decide with Confidence for over 160 years. D&B’s proprietary DUNSRight ™ quality process provides customers with quality information whenever and wherever they need it. This quality information is the foundation of D&B’s solutions that customers rely on to make critical business decisions. Customers use D&B Risk Management Solutions to mitigate risk, increase cash flow and drive increased profitability, D&B Sales & Marketing Solutions to increase revenue from new and existing customers, and D&B Supply Management Solutions to identify purchasing savings, manage risk and ensure compliance within the supply base. D&B’s E-Business Solutions help customers convert prospects to clients faster. For more information, please visit www.dnb.com.

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Forward-Looking and Cautionary Statements

The section entitled “Full Year Outlook” of this press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

Risks, uncertainties and assumptions concerning the strategic relationship in the Iberian market include the possibility that the closing conditions contained in the agreement will not be satisfied, or that the net proceeds we will receive, in connection with this transaction, or the pre-tax gain we will recognize, will vary based upon the value of the net assets of the businesses in Spain and Portugal on the closing date.

Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior. The Company’s results are also dependent upon its continued ability to:

•	reallocate expenses to invest for growth through its financial flexibility program;

•	invest in its database and maintain its reputation for providing reliable data;

•	execute on its plan to improve the business model of its International segment and thereby improve its global data quality while realizing improved financial performance in that segment;

•	rely on its customers’ belief in the value of the DUNSRight™ quality process as a key driver of revenue growth;

•	manage employee satisfaction and maintain its global expertise as it implements its financial flexibility program;

•	protect against damage or interruptions affecting its database or its data centers;

•	develop new products or enhance existing ones to meet customer needs.

The Company is also subject to the effects of foreign economies, exchange rate fluctuations and U.S. and foreign legislative or regulatory requirements. Its results are also dependent upon the availability of data from its database and the ability of its strategic partners to fulfill their contractual obligations to satisfy the Company’s customers and promote and protect the D&B brand. In addition, the Company’s ability to repurchase shares is subject to market conditions, including trading volume in the Company’s stock. Developments in any of these areas could cause actual results to differ materially from those that have been or may be projected. The Company’s projection for free cash flow in 2004 is dependent upon the Company’s ability to generate revenue, the Company’s collection processes, customer payment patterns and the amount and timing of payments related to tax matters and legal proceedings involving the Company as more fully described in the Company’s filings with the SEC as described above.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the section entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”),” and the subsection entitled “Trends, Risks and Uncertainties” in the MD&A. Copies of the Company’s Annual Report on Form 10-K are available on its web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements.

###

Schedule 1

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited) — As Reported

	Quarter Ended			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$245.4	$229.3	7%	0%	7%
International	93.8	78.8	19%	11%	8%

Core Revenue	339.2	308.1	10%	3%	7%
Divested Businesses (1)	10.7	26.9	-60%	4%	-64%

Total Revenue	$349.9	$335.0	5%	4%	1%

Operating Income (Loss):
North America	$73.0	$68.4	7%
International	20.2	16.4	23%

Total Divisions	93.2	84.8	10%
Corporate and Other (2)	(28.6)	(23.7)	-21%

Operating Income	64.6	61.1	6%

Interest Income	1.8	.8	N/M
Interest Expense	(5.0)	(4.7)	-8%
Other Income (Expense) — Net (3)	4.6	(.7)	N/M

Non-Operating Income (Expense) — Net	1.4	(4.6)	N/M

Income before Provision for Income Taxes	66.0	56.5	17%
Provision for Income Taxes	26.5	21.4	-23%
Equity in Net Income (Loss) of Affiliates	—	—	—

Net Income (4)	$39.5	$35.1	13%

Basic Earnings Per Share of Common Stock	$.56	$.47	19%

Diluted Earnings Per Share of Common Stock (5)	$.54	$.46	17%

Weighted Average Number of Shares Outstanding:
Basic	70.8	74.4	5%

Diluted	73.6	76.9	4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year-to-Date			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$495.9	$455.8	9%	0%	9%
International	172.7	142.9	21%	13%	8%

Core Revenue	668.6	598.7	12%	4%	8%
Divested Businesses (1)	24.7	51.0	-52%	5%	-57%

Total Revenue	$693.3	$649.7	7%	4%	3%

Operating Income (Loss):
North America	$160.5	$148.7	8%
International	27.3	17.7	54%

Total Divisions	187.8	166.4	13%
Corporate and Other (2)	(57.7)	(49.7)	-16%

Operating Income	130.1	116.7	12%

Interest Income	3.9	1.6	N/M
Interest Expense	(9.6)	(9.2)	-5%
Other Income (Expense) — Net (3)	17.1	6.1	N/M

Non-Operating Income (Expense) — Net	11.4	(1.5)	N/M

Income before Provision for Income Taxes	141.5	115.2	23%
Provision for Income Taxes	52.2	43.0	-21%
Equity in Net Income (Loss) of Affiliates	—	—	—

Net Income (4)	$89.3	$72.2	24%

Basic Earnings Per Share of Common Stock	$1.25	$.97	29%

Diluted Earnings Per Share of Common Stock (5)	$1.20	$.94	28%

Weighted Average Number of Shares Outstanding:
Basic	71.3	74.4	4%

Diluted	74.1	76.7	3%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 2

The Dun & Bradstreet Corporation

Consolidated Statement of Operations (unaudited) — Before Non-Core Gains and Charges

	Quarter Ended			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$245.4	$229.3	7%	0%	7%
International	93.8	78.8	19%	11%	8%

Core Revenue	339.2	308.1	10%	3%	7%
Divested Businesses (1)	10.7	26.9	-60%	4%	-64%

Total Revenue	$349.9	$335.0	5%	4%	1%

Operating Income (Loss):
North America	$73.0	$68.4	7%
International	20.2	16.4	23%

Total Divisions	93.2	84.8	10%
Corporate and Other (2)	(20.6)	(18.8)	-10%

Operating Income	72.6	66.0	10%

Interest Income	1.8	.8	N/M
Interest Expense	(5.0)	(4.7)	-8%
Other Income (Expense) — Net (3)	0.2	(0.7)	N/M

Non-Operating Income (Expense) — Net	(3.0)	(4.6)	34%

Income before Provision for Income Taxes	69.6	61.4	13%
Provision for Income Taxes	24.6	22.7	-8%
Equity in Net Income (Loss) of Affiliates	—	—	—

Net Income (4)	$45.0	$38.7	16%

Basic Earnings Per Share of Common Stock	$.64	$.52	23%

Diluted Earnings Per Share of Common Stock (5)	$.61	$.50	22%

Weighted Average Number of Shares Outstanding:
Basic	70.8	74.4	5%

Diluted	73.6	76.9	4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year-to-Date			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions, except per share data	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Revenue:
North America	$495.9	$455.8	9%	0%	9%
International	172.7	142.9	21%	13%	8%

Core Revenue	668.6	598.7	12%	4%	8%
Divested Businesses (1)	24.7	51.0	-52%	5%	-57%

Total Revenue	$693.3	$649.7	7%	4%	3%

Operating Income (Loss):
North America	$160.5	$148.7	8%
International	27.3	17.7	54%

Total Divisions	187.8	166.4	13%
Corporate and Other (2)	(39.5)	(33.9)	-17%

Operating Income	148.3	132.5	12%

Interest Income	3.9	1.6	N/M
Interest Expense	(9.6)	(9.2)	-5%
Other Income (Expense) — Net (3)	1.0	(0.9)	N/M

Non-Operating Income (Expense) — Net	(4.7)	(8.5)	46%

Income before Provision for Income Taxes	143.6	124.0	16%
Provision for Income Taxes	53.5	45.9	-17%
Equity in Net Income (Loss) of Affiliates	—	—	—

Net Income (4)	$90.1	$78.1	15%

Basic Earnings Per Share of Common Stock	$1.26	$1.05	20%

Diluted Earnings Per Share of Common Stock (5)	$1.21	$1.02	19%

Weighted Average Number of Shares Outstanding:
Basic	71.3	74.4	4%

Diluted	74.1	76.7	3%

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

Non-Core Gains and Charges — For internal management purposes, we treat certain pre-tax gains and charges which are included in “Corporate and Other” and “Other Income (Expense) — Net” as non-core gains and charges. These non-core gains and charges are summarized in Schedule 3. We exclude non-core gains and charges when evaluating our financial performance because they are not a component of our ongoing income or expense and may have a disproportional positive or negative impact on the results of our ongoing underlying business operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(1)	2004 includes revenues from the Company’s operations in Nordic (Sweden, Denmark, Norway and Finland), Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East and 2003 includes revenues from the Company’s operations in Israel, Nordic, Germany, Austria, Switzerland, Poland, Hungary, the Czech Republic, India and Distribution Channels in Pakistan and the Middle East.

(2)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,		% Change	June 30,		% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Corporate and Other — As Reported (Schedule 1)	$(28.6)	$(23.7)	-21%	$(57.7)	$(49.7)	-16%
Restructuring Charge	(8.0)	(4.9)	N/M	(18.2)	(15.8)	N/M

Corporate and Other — Before Non-Core Gains and Charges (Schedule 2)	$(20.6)	$(18.8)	-10%	$(39.5)	$(33.9)	-17%

3.	The following table econciles Other Income(Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,		% Change	June 30,		% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Other Income (Expense)-Net — As Reported (Schedule 1)	$4.6	$(.7)	N/M	$17.1	$6.1	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	7.9	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	3.8	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	5.6	—	N/M	5.6	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	(1.2)	—	N/M	(1.2)	—	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	7.0	N/M

Other Income (Expense)-Net — Before Non-Core Gains and Charges (Schedule 2)	$.2	$(.7)	N/M	$1.0	$(.9)	N/M

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules 1 and 2 (unaudited)

(4)	The following table reconciles Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,		% Change	June 30,		% Change
Amounts in millions	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Net Income — As Reported (Schedule 1)	$39.5	$35.1	13%	$89.3	$72.2	24%
Restructuring Charge	(5.2)	(3.6)	N/M	(12.0)	(10.2)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	9.6	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	1.9	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	2.9	—	N/M	2.9	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	(3.2)	—	N/M	(3.2)	—	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	4.3	N/M

Net Income — Before Non-Core Gains and Charges (Schedule 2)	$45.0	$38.7	16%	$90.1	$78.1	15%

(5)	The following table reconciles Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended			Year-to-Date
	June 30,		% Change	June 30,		% Change
	2004	2003	Fav/(Unfav)	2004	2003	Fav/(Unfav)
Diluted EPS — As Reported (Schedule 1)	$.54	$.46	17%	$1.20	$.94	28%
Restructuring Charge	(.07)	(.04)	N/M	(.16)	(.14)	N/M
Gain on Sales of Operations in Nordic (Sweden, Denmark, Norway and Finland)	—	—	N/M	.13	—	N/M
Gain on Sales of Operations in India and Distribution Channels in Pakistan and the Middle East	—	—	N/M	.02	—	N/M
Gain on Sales of Operations in Germany, Austria, Switzerland, Poland, Hungary and Czech Republic	.04	—	N/M	.04	—	N/M
Impairment Charge on the write-down of net assets in Spain and Portugal to their fair market value	(.04)	—	N/M	(.04)	—	N/M
Insurance Recovery related to World Trade Center Tragedy	—	—	N/M	—	.06	N/M

Diluted EPS — Before Non-Core Gains and Charges (Schedule 2)	$.61	$.50	22%	$1.21	$1.02	19%

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$162.6	$153.0	6%	0%	6%
Sales & Marketing Solutions	64.5	61.3	5%	0%	5%
Supply Management Solutions	6.3	6.9	-9%	0%	-9%
E-Business Solutions	12.0	8.1	49%	0%	49%

Core Revenue	245.4	229.3	7%	0%	7%
Divested Businesses	—	—	0%	0%	0%

Total North America	245.4	229.3	7%	0%	7%

International:
Risk Management Solutions	77.5	64.0	21%	11%	10%
Sales & Marketing Solutions	14.4	13.4	7%	11%	-4%
Supply Management Solutions	1.9	1.4	33%	12%	21%

Core Revenue	93.8	78.8	19%	11%	8%
Divested Businesses	10.7	26.9	-60%	4%	-64%

Total International	104.5	105.7	-1%	10%	-11%

Total Corporation:
Risk Management Solutions	240.1	217.0	11%	4%	7%
Sales & Marketing Solutions	78.9	74.7	6%	2%	4%
Supply Management Solutions	8.2	8.3	-2%	2%	-4%
E-Business Solutions	12.0	8.1	49%	0%	49%

Core Revenue	339.2	308.1	10%	3%	7%
Divested Businesses	10.7	26.9	-60%	4%	-64%

Total Revenue	$349.9	$335.0	5%	4%	1%

Operating Costs:
Operating Expenses	$105.3	$101.8	-4%
Selling and Administrative Expenses	160.8	151.5	-6%
Depreciation and Amortization	11.2	15.7	29%
Restructuring Expense	8.0	4.9	-64%

Total Operating Costs	$285.3	$273.9	-4%

Capital Expenditures	$2.7	$2.2	-23%

Additions to Computer Software & Other Intangibles	$2.3	$7.2	68%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year-to-Date			Effects of
	June 30,		AFX % Change	Foreign Exchange	BFX % Change
Amounts in millions	2004	2003	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Product Line Revenue:
North America:
Risk Management Solutions	$323.9	$304.7	6%	0%	6%
Sales & Marketing Solutions	137.1	128.2	7%	0%	7%
Supply Management Solutions	11.8	12.3	-5%	0%	-5%
E-Business Solutions	23.1	10.6	N/M	N/M	N/M

Core Revenue	495.9	455.8	9%	0%	9%
Divested Businesses	—	—	0%	0%	0%

Total North America	495.9	455.8	9%	0%	9%

International:
Risk Management Solutions	142.6	115.8	23%	13%	10%
Sales & Marketing Solutions	27.2	24.3	12%	13%	-1%
Supply Management Solutions	2.9	2.8	3%	10%	-7%

Core Revenue	172.7	142.9	21%	13%	8%
Divested Businesses	24.7	51.0	-52%	5%	-57%

Total International	197.4	193.9	2%	11%	-9%

Total Corporation:
Risk Management Solutions	466.5	420.5	11%	4%	7%
Sales & Marketing Solutions	164.3	152.5	8%	2%	6%
Supply Management Solutions	14.7	15.1	-3%	2%	-5%
E-Business Solutions	23.1	10.6	N/M	N/M	N/M

Core Revenue	668.6	598.7	12%	4%	8%
Divested Businesses	24.7	51.0	-52%	5%	-57%

Total Revenue	$693.3	$649.7	7%	4%	3%

Operating Costs:
Operating Expenses	$208.5	$207.9	0%
Selling and Administrative Expenses	313.3	277.4	-13%
Depreciation and Amortization	23.2	31.9	27%
Restructuring Expense	18.2	15.8	-15%

Total Operating Costs	$563.2	$533.0	-6%

Capital Expenditures	$5.9	$5.9	0%

Additions to Computer Software & Other Intangibles	$4.0	$9.4	57%

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003	Sep 30, 2003	Jun 30, 2003	Mar 31, 2003
Net Debt Position:
Cash and Cash Equivalents (6)	$217.2	$197.4	$239.0	$199.7	$127.4	$149.3
Notes Payable	—	—	—	—	—	(.1)
Long-Term Debt	(299.9)	(299.9)	(299.9)	(299.9)	(299.8)	(299.8)

Net Debt	$(82.7)	$(102.5)	$(60.9)	$(100.2)	$(172.4)	$(150.6)

(6) In addition to Cash and Cash Equiv. we had the following net (investments) redemptions in Marketable Securities	$3.0	$(87.7)	$.6	$32.0	$(20.9)	$(7.4)

	Year-To-Date
			% Change
	Jun 30, 2004	Jun 30, 2003	Fav/(Unfav)
Free Cash Flow:
Net Cash Provided By Operating Activities (As Reported)	$127.7	$130.7	-2%
Less:
Capital Expenditures (As Reported)	5.9	5.9	0%
Additions to Computer Software & Other Intangibles (As Reported)	4.0	9.4	57%

Free Cash Flow	$117.8	$115.4	2%

	Quarter Ended
	Jun 30, 2004	Mar 31, 2004	Dec 31, 2003
Reconciliation of Organic Revenue Growth:
Total Revenue AFX	5%	9%	14%
Less: Favorable Effects of Foreign Exchange	4%	4%	5%

Total Revenue BFX	1%	5%	9%
Add: Effect of Divested Businesses BFX	6%	4%	2%

Core Revenue BFX	7%	9%	11%
Less: Acquisition Revenue BFX	0%	3%	4%

Organic Revenue BFX	7%	6%	7%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

Schedule 5

The Dun & Bradstreet Corporation
Revenue Reconciliation and Detail (unaudited)
Quarter Ended June 30, 2004

	Quarter Ended June 30, 2004 vs. 2003
				Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Product Line/Core
	% Change	Foreign	% Change	2004		2003
Revenue	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
North America:
Risk Management Solutions:
Traditional	6%	0%	6%	78%	51%	78%	52%
VAPs	7%	0%	7%	22%	15%	22%	15%
Total Risk Management Solutions	6%	0%	6%		66%		67%
Sales & Marketing Solutions:
Traditional	-13%	0%	-13%	47%	12%	57%	15%
VAPs	30%	0%	30%	53%	14%	43%	11%
Total Sales & Marketing Solutions	5%	0%	5%		26%		26%
Supply Management Solutions	-9%	0%	-9%		3%		3%
E-Business Solutions	49%	0%	49%		5%		4%
Core Revenue	7%	0%	7%
Divested Businesses	0%	0%	0%
Total North America	7%	0%	7%
International:
Risk Management Solutions:
Traditional	22%	12%	10%	93%	76%	93%	75%
VAPs	16%	8%	8%	7%	6%	7%	6%
Total Risk Management Solutions	21%	11%	10%		82%		81%
Sales & Marketing Solutions:
Traditional	31%	15%	16%	74%	12%	60%	10%
VAPs	-29%	4%	-33%	26%	4%	40%	7%
Total Sales & Marketing Solutions	7%	11%	-4%		16%		17%
Supply Management Solutions	33%	12%	21%		2%		2%
Core Revenue	19%	11%	8%
Divested Businesses	-60%	4%	-64%
Total International	-1%	10%	-11%
Total Corporation:
Risk Management Solutions:
Traditional	11%	4%	7%	83%	59%	82%	58%
VAPs	8%	1%	7%	17%	12%	18%	12%
Total Risk Management Solutions	11%	4%	7%		71%		70%
Sales & Marketing Solutions:
Traditional	-5%	2%	-7%	52%	12%	58%	14%
VAPs	20%	1%	19%	48%	11%	42%	10%
Total Sales & Marketing Solutions	6%	2%	4%		23%		24%
Supply Management Solutions	-2%	2%	-4%		2%		3%
E-Business Solutions	49%	0%	49%		4%		3%
Core Revenue	10%	3%	7%
Divested Businesses	-60%	4%	-64%
Total Corporation	5%	4%	1%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year-To-Date Ended June 30, 2004 vs. 2003
				Traditional/VAPs as a
	AFX	Effects of	BFX	% of Total Product Line/Core
	% Change	Foreign	% Change	2004		2003
Revenue	Fav/(Unfav)	Exchange	Fav/(Unfav)	% Product Line/Core		% Product Line/Core
North America:
Risk Management Solutions:
Traditional	7%	0%	7%	79%	51%	78%	52%
VAPs	4%	1%	3%	21%	14%	22%	15%
Total Risk Management Solutions	6%	0%	6%		65%		67%
Sales & Marketing Solutions:
Traditional	-10%	1%	-11%	46%	13%	54%	15%
VAPs	28%	0%	28%	54%	15%	46%	13%
Total Sales & Marketing Solutions	7%	0%	7%		28%		28%
Supply Management Solutions	-5%	0%	-5%		2%		3%
E-Business Solutions	N/M	N/M	N/M		5%		2%
Core Revenue	9%	0%	9%
Divested Businesses	0%	0%	0%
Total North America	9%	0%	9%
International:
Risk Management Solutions:
Traditional	23%	14%	9%	93%	76%	93%	75%
VAPs	23%	10%	13%	7%	6%	7%	6%
Total Risk Management Solutions	23%	13%	10%		82%		81%
Sales & Marketing Solutions:
Traditional	20%	14%	6%	74%	12%	68%	12%
VAPs	-6%	9%	-15%	26%	4%	32%	5%
Total Sales & Marketing Solutions	12%	13%	-1%		16%		17%
Supply Management Solutions	3%	10%	-7%		2%		2%
Core Revenue	21%	13%	8%
Divested Businesses	-52%	5%	-57%
Total International	2%	11%	-9%
Total Corporation:
Risk Management Solutions:
Traditional	12%	4%	8%	83%	58%	82%	58%
VAPs	6%	2%	4%	17%	12%	18%	12%
Total Risk Management Solutions	11%	4%	7%		70%		70%
Sales & Marketing Solutions:
Traditional	-5%	2%	-7%	50%	13%	57%	14%
VAPs	24%	2%	22%	50%	12%	43%	11%
Total Sales & Marketing Solutions	8%	2%	6%		25%		25%
Supply Management Solutions	-3%	2%	-5%		2%		3%
E-Business Solutions	N/M	N/M	N/M		3%		2%
Core Revenue	12%	4%	8%
Divested Businesses	-52%	5%	-57%
Total Corporation	7%	4%	3%

AFX — After Effects of Foreign Exchange
BFX — Before Effects of Foreign Exchange